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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated March 27, 1998, except for notes 4, 5 and 11 as to which the date is September 20, 1998, relating to the financial statements of Tri-State Outdoor Media Group, Inc., which appears in the Registration Statement. We also consent to the reference to us under the headings "Experts," "Change in Accountants" and "Selected Historical Financial and Other Data" in such Registration Statement. However, it should be noted that McGladrey & Pullen, LLP has not prepared or certified such "Selected Historical Financial and Other Data."


                                              /s/ MCGLADREY & PULLEN, LLP

                                          --------------------------------------
                                                    McGladrey & Pullen

West Palm Beach, Florida

October 14, 1998